                                                                                                I

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

February 16, 2012

Date of Report (Date of earliest event reported)

Capital one financial corporation

(Exact name of registrant as specified in its charter)

Delaware	1-1330	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On February 17, 2012, Capital One Financial Corporation (the “Company”) completed the previously announced acquisition (the “ING Direct Acquisition”) of substantially all of the ING Direct business in the United States from ING Groep N.V., ING Bank N.V., ING Direct N.V. and ING Direct Bancorp (collectively, the “Sellers”), pursuant to the Purchase and Sale Agreement, dated as of June 16, 2011, by and among each of the Sellers and the Company (the “Purchase Agreement”).  The aggregate consideration paid by the Company in the ING Direct Acquisition was 54,028,086 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company and approximately $6.3 billion in cash.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the actual terms of the Purchase Agreement, which is included as Exhibit 2.1 hereto and is incorporated herein by reference.  The Purchase Agreement is also described more fully in the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2011, which description is also incorporated herein by reference.

Item 3.02.              Unregistered Sales of Equity Securities.

On February 17, 2012, the Company issued the Shares to ING Bank N.V. as partial consideration for the ING Direct Acquisition in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01.              Regulation FD Disclosure.

On February 17, 2012, the Company issued a press release announcing the completion of the ING Direct Acquisition.  A copy of the press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01.              Other Events.

On February 16, 2012, the Company settled the forward share sale transactions entered into under the letter agreements (the “Forward Sale Agreements”), dated as of July 14, 2011, with each of Barclays Capital Inc., acting as agent for Barclays Capital PLC, and Morgan Stanley & Co. LLC (collectively, the “Forward Purchasers”) relating to the public offering of 40,000,000 shares of Common Stock in July 2011 (the “Offered Shares”).  Pursuant to the Forward Sale Agreements, the Company issued the Offered Shares at settlement.  After underwriters' discounts and commissions, the net proceeds to the Company were at a forward sale price per share of $48.17 for a total of approximately $1.9 billion.  The Company used the proceeds, along with cash sourced from existing liquidity and the proceeds of the senior debt offering completed in July 2011, to fund the acquisition of ING Direct.

Item 9.01               Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (the “Report”) no later than 71 days following the date that this Report is required to be filed.

(b) Pro forma financial information

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d) Exhibits

Exhibit	Description
2.1

Purchase and Sale Agreement, dated as of June 16, 2011, by and among Capital One Financial Corporation, ING Groep N.V., ING Bank N.V., ING Direct N.V. and ING Direct Bancorp (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2011).

99.1	Press Release, dated February 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: February 17, 2012	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
2.1

Purchase and Sale Agreement, dated as of June 16, 2011, by and among Capital One Financial Corporation, ING Groep N.V., ING Bank N.V., ING Direct N.V. and ING Direct Bancorp (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2011).

99.1	Press Release, dated February 17, 2012.